EXHIBIT 99.2


                             CONSENT TO BE NAMED IN
                            REGISTRATION STATEMENT OF
                           FLAG FINANCIAL CORPORATION


     The undersigned hereby consents to be named as a director nominee of FLAG in the prospectus contained in the Registration Statement on Form S-4 of FLAG Financial Corporation.


                                       /s/ John R. Hines, Jr.
                                       ----------------------
                                       John R. Hines, Jr.


                                       July 28, 1999
                                       -------------
                                       Date